September 29, 2004

Incorporated under the laws	of the State of Nevada

Number *_____*	Shares *_________*

NEW DESIGN CABINETS, INC.
TOTAL AUTHORIZED ISSUE: 7,142,857 SHARES OF SERIES A PREFERRED STOCK

SEE REVERSE FOR LEGEND CONDITION

THIS CERTIFIES THAT ________________ is the registered holder of ________________________ fully paid and non-assessable shares of Series A Preferred Stock, of NEW DESIGN CABINETS, INC., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the signatures of its duly authorized officers.

DATED:

Gustavo Goyzueta, Secretary	Luis Humberto Goyzueta, President

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE NOTES.